UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 8, 2006 (August 7, 2006)

iMEDIA INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware

      000-50159

56-2428786

(State or other jurisdiction

        (Commission File Number)

(IRS Employer

of incorporation)

Identification Number)

1721 21st Street

Santa Monica, California 90404

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (310) 453-4499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01

Entry into a Material Definitive Agreement

On August 7, 2006, the Registrant closed a debt financing pursuant to which the Registrant issued a series of promissory notes to certain investors (the “Note Holders”), for an aggregate principal amount of $3,650,000, with each note bearing interest at the rate of 14% per annum (collectively, the “Notes”).  Unless demanded earlier, the Notes are due and payable on December 31, 2006.

To secure timely repayment of the Notes, on August 7, 2006, the Registrant, its subsidiaries and the Note Holders also entered into a Security Agreement (the “Security Agreement”), pursuant to which both the Registrant and its subsidiaries pledged all of their assets as security.

Finally, on August 7, 2006, the Registrant entered into a Pledge and Security Agreement (the “Pledge and Security Agreement”) with certain holders of the Registrant’s common stock signatory thereto (the “Pledgors”), and the Note Holders, pursuant to which the Pledgors pledged all of their shares of the Registrant’s common stock, and any distributions or proceeds generated therefrom, as additional security for the Registrant’s timely repayment of the Notes.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant hereby incorporates by reference the disclosures made by the Registrant in Section 1.01 of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2006

iMEDIA INTERNATIONAL, INC.

By:      /s/ Anthony J. Fidaleo

Anthony J. Fidaleo,

Chief Financial Officer